UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2026
QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Business Park Drive
Branford, Connecticut	06405
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 688-7374
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On June 18, 2026 (the “Effective Date”), Quantum-Si, Incorporated, a Delaware corporation (the “Company”), entered into a lease agreement (the “Lease Agreement”) with Sterling City Science South Development, LLC, a Delaware limited liability company, (the “Landlord”), pursuant to which the Company will lease approximately 54,374 square feet (the “Rentable Area”) of planned office, laboratory and manufacturing space located at 9955 Pacific Heights Boulevard, San Diego, California, 92121 (the “Premise”).

The Company entered into this lease in connection with the planned transition from its existing leased space in San Diego, California, which is expected to expire on December 31, 2027. The Premise is expected to include office, laboratory and manufacturing space and will be used to support the Company’s operations, including planned development activities related to its Proteus™ platform and expanded manufacturing capabilities.

The Lease Agreement provides for a term of one hundred twenty (120) months from the commencement date, which is anticipated to be on or about September 1, 2027 (the “Commencement Date”), subject to the satisfaction of certain customary conditions and completion of planned tenant improvements, but in any event, will commence no later than November 1, 2027. The Company has the option to extend the term of the Lease Agreement for one additional period of five years, subject to the terms and conditions set forth therein.

The Lease Agreement provides for initial monthly base rent of approximately $315,369.20 ($5.80/square foot of Rentable Area) for the first 12-month term (the “Base Rent”), which will increase by approximately 3% per each subsequent 12-month period on the anniversary of the Commencement Date over the term of the lease. In addition, the Company is responsible for certain operating expenses, taxes, and other charges specified in the Lease Agreement. Payments of monthly Base Rent for the Premise will be abated for months one (1) through twenty (20) after the Commencement Date. In addition, the Landlord will contribute up to $17,127,810.00 ($315.00/square foot of Rentable area) (the “Tenant Allowance”) toward the cost of tenant improvements (the “Tenant Improvements”), which the Company anticipates will cover the complete cost of the anticipated Tenant Improvements.

Pursuant to the Lease Agreement, prepaid rent of $434,448.26 was payable by the Company upon execution of the Lease Agreement and will be applied to the first installment(s) of Base Rent due under the lease. A security deposit in the form of a letter of credit in an initial amount of $2,085,786.64 was also required as part of the Lease Agreement.

In addition, within thirty (30) days following the Effective Date of the Lease Agreement, the Landlord shall provide a letter of credit to the Company in an initial amount of $19,475,890.00 to provide assurance that Landlord will have adequate funds available for the Tenant Allowance and will promptly pay applications for payment during the course of construction (or reimburse the Company for the approved payments it makes) to complete the Tenant Improvements.

The foregoing description of the Lease Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the terms and conditions of the Lease Agreement, which is included as Exhibit 10.1 hereto.

Forward-looking Statements

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “condition,” “expect,” “if,” “intend,” “may,” “will,” “planned” and similar expressions. Forward-looking statements in this Current Report relate to the Lease Agreement. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual plans or results to differ from our assumptions or expectations. Our risks are more fully described in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K, as updated in subsequently filed Quarterly Reports on Form 10-Q, as applicable. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information.
Item 2.03      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Lease agreement dated June 18, 2026, between Sterling City Science South Development, LLC and Quantum-Si Incorporated.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain exhibits or schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

	By:	/s/ Jeffry Keyes
	Name:	Jeffry Keyes
	Title:	Chief Financial Officer
Date: June 24, 2026